EX-23.2


                           Larry O'Donnell, CPA, P.C.
                          Certified Public Accountants
                        82228 South Fraser Street, Unit 1
                             Aurora, Colorado 80014.

                               Phone: 303.745.4545
                                Fax: 303.369.9384

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: The Saint James Company
    Commission File # 0-13738

Gentlemen:

     We have read and agree with the comments in Item 4 of the Form 8-K of The Saint James Company dated July 13, 2007.




                                      /s/ Larry O'Donnell, CPA, P.C.
                                        ---------------------------------------
                                          Larry O'Donnell, CPA, P.C.

Denver, Colorado
July 13, 2007